Exhibit 99-B.5(b)
                                     FORM OF
                              SUBADVISORY AGREEMENT

THIS AGREEMENT is made by AELTUS INVESTMENT MANAGEMENT, INC., a Connecticut corporation (the "Adviser"), AETNA VARIABLE PORTFOLIOS, INC., a Maryland Corporation (the "Fund"), on behalf of its AETNA VALUE OPPORTUNITY VP (the "Portfolio") and Bradley, Foster & Sargent, Inc., a Connecticut corporation (the "Subadviser"), as of the date set forth below.

                               W I T N E S S E T H

WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "Commission") as an open-end, diversified, management investment company consisting of multiple investment portfolios, under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, pursuant to authority granted by the Fund's Articles of Incorporation, the Fund has established the Portfolio as a separate investment portfolio; and

WHEREAS, both the Adviser and the Subadviser are registered with the Commission as investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and both are in the business of acting as investment advisers; and

WHEREAS, the Adviser has entered into an Investment Advisory Agreement with the Fund, on behalf of the Portfolio (the "Investment Advisory Agreement"), which appoints the Adviser as the investment adviser for the Portfolio; and

WHEREAS, Article IV of the Investment Advisory Agreement authorizes the Adviser to delegate all or a portion of its obligations under the Investment Advisory Agreement to a subadviser;

NOW THEREFORE, the parties agree as follows:

I.       APPOINTMENT AND OBLIGATIONS OF THE ADVISER

Subject to the terms and conditions of this Agreement, the Adviser and the Fund, on behalf of the Portfolio, hereby appoint the Subadviser to manage the assets of the Portfolio as set forth below in Section II, under the supervision of the Adviser and subject to the approval and direction of the Fund's Board of Directors (the "Board"). The Subadviser hereby accepts such appointment and agrees that it shall, for all purposes herein, undertake such obligations as an independent contractor and not as an agent of the Adviser. The Subadviser agrees, that except as required to carry out its duties under this Agreement or as otherwise expressly authorized, it has no authority to act for or represent the Portfolio, the Fund or the Adviser in any way. The Subadviser agrees that the Adviser shall have the right at all times to inspect the offices and the records of the Subadviser that relate to the Subadviser's performance of this Agreement.

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II.      DUTIES OF THE SUBADVISER AND THE ADVISER

         A. Duties of the Subadviser

         The Subadviser shall regularly provide investment advice with respect to the assets held by the Portfolio and shall continuously supervise the investment and reinvestment of securities, instruments or other property (excluding cash and cash instruments) comprising the assets of the Portfolio. In carrying out these duties, the Subadviser shall:

            1. select the securities to be purchased, sold or exchanged by the Portfolio or otherwise represented in the Portfolio's investment portfolio, communicate trade orders to the Adviser for all such securities, and regularly report thereon to the Adviser and, at the request of the Adviser, to the Board;

            2. formulate and implement continuing programs for the purchase and sale of securities and regularly report thereon to the Adviser and, at the request of the Adviser or the Portfolio, to the Board;

            3. inform the Adviser of the amount of Portfolio assets which will need to be invested or reinvested in cash and cash instruments; and

            4. establish and maintain appropriate policies and procedures including, but not limited to, a code of ethics, which are designed to ensure that the management of the Portfolio is implemented in compliance with the 1940 Act, the Advisers Act, and the rules thereunder.

         B. Duties of the Adviser

         The Adviser shall retain responsibility for oversight of all activities of the Subadviser and for monitoring its activities on behalf of the Portfolio. The Adviser also is responsible for the investment and reinvestment of cash and cash instruments maintained by the Portfolio. In carrying out its obligations under this Agreement and the Investment Advisory Agreement, the Adviser shall:

            1. monitor the investment program maintained by the Subadviser for the Portfolio and the Subadviser's compliance program to ensure that the Portfolio's assets are invested in compliance with the Subadvisory Agreement and the Portfolio's investment objectives and policies as adopted by the Board and described in the most current effective amendment of the registration statement for the Portfolio, as filed with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act ("Registration Statement");

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

            2. place all trade orders communicated by the Subadviser with brokers or dealers selected by the Adviser. The Adviser shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Portfolio giving consideration to the services and research provided and at commission rates that are reasonable in relation to the benefits received;

            3. review all reports prepared by the Subadviser to assure that they are in compliance with applicable requirements and meet the provisions of applicable laws and regulations;

            4. formulate and implement continuing programs for the purchase and sale of cash and cash instruments and regularly report thereon, at the request of the Portfolio to the Board;

            5. file all periodic reports required to be filed by the Portfolio with the applicable regulatory authorities;

            6. review and deliver to the Board all financial, performance and other reports prepared by the Subadviser and/or Adviser under the provisions of this Agreement or as requested by the Board;

            7. maintain contact with and enter into arrangements with the custodian, transfer agent, auditors, outside counsel, and other third parties providing services to the Portfolio;

            8. give instructions to the custodian and/or sub-custodian of the Portfolio, concerning deliveries of securities, transfers of currencies and payments of cash for the Portfolio, as required to carry out the investment activities of the Portfolio as contemplated by this Agreement;

            9. provide such administrative and other services, such as preparation of financial data, determination of the Portfolio's net asset value, and preparation of financial and performance reports; and

            10. oversee all matters relating to (i) the offer and sale of shares of the Portfolio, including promotions, marketing materials, preparation of prospectuses, filings with the Commission and state securities regulators, and negotiations with broker-dealers; (ii) shareholder services, including, confirmations, correspondence and reporting to shareholders;
                (iii) all corporate matters on behalf of the Portfolio, including monitoring the corporate records of the Portfolio, maintaining contact with the Board, preparing for, organizing and attending meetings of the Board and the Portfolio's shareholders; (iv) preparation of proxies when required; and (v) any other matters not expressly delegated to the Subadviser by this Agreement.

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 III.    REPRESENTATIONS AND WARRANTIES

         A. Representations and Warranties of the Subadviser

         The Subadviser hereby represents and warrants to the Adviser as follows:

            1. Due Incorporation and Organization. The Subadviser is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

            2. Registration. The Subadviser is registered as an investment adviser with the Commission under the Advisers Act. The Subadviser shall maintain such registration in effect at all times during the term of this Agreement.

            3. Regulatory Orders. The Subadviser is not subject to any stop orders, injunctions or other orders of any regulatory authority affecting its ability to carry out the terms of this Agreement. The Subadviser will notify the Adviser and the Portfolio immediately if any such order is issued or if any proceeding is commenced that could result in such an order.

            4. Compliance. The Subadviser has in place compliance systems and procedures designed to meet the requirements of the Advisers Act and the 1940 Act and it shall at all times assure that its activities in connection with managing the Portfolio follow these procedures.

            5. Authority. The Subadviser is authorized to enter into this Agreement and carry out the terms hereunder.

            6. Best Efforts. The Subadviser at all times shall provide its best judgment and effort to the Portfolio in carrying out its obligations hereunder.

         B. Representations and Warranties of the Adviser

         The Adviser hereby represents and warrants to the Subadviser as follows:

            1. Due Incorporation and Organization. The Adviser is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

            2. Registration. The Adviser is registered as an investment adviser with the Commission under the Advisers Act. The Adviser shall maintain such registration or license in effect at all times during the term of this Agreement.

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


            3. Regulatory Orders. The Adviser is not subject to any stop orders, injunctions or other orders of any regulatory authority affecting its ability to carry out the terms of this Agreement. The Adviser will notify the Subadviser and the Portfolio immediately if any such order is issued or if any proceeding is commenced that could result in such an order.

            4. Compliance. The Adviser shall at all times assure that its activities in connection with managing the Portfolio follow these procedures.

            5. Authority. The Adviser is authorized to enter into this Agreement and carry out the terms hereunder.

            6. Best Efforts. The Adviser at all times shall provide its best judgment and effort to the Portfolio in carrying out its obligations hereunder.

         C. Representations and Warranties of the Fund

         The Fund hereby represents and warrants to the Adviser as follows:

            1. Due Incorporation and Organization. The Fund has been duly incorporated as a Corporation under the laws of the State of Maryland and it is authorized to enter into this Agreement and carry out its obligations hereunder.

            2. Registration. The Fund is registered as an investment company with the Commission under the 1940 Act and shares of the Fund are registered or qualified for offer and sale to the public under the 1933 Act and all applicable state securities laws. Such registrations or qualifications, will be kept in effect during the term of this Agreement.

IV.      CONTROL BY THE BOARD OF DIRECTORS

Any investment program undertaken by the Subadviser pursuant to this Agreement, as well as any other activities undertaken by the Subadviser at the direction of the Adviser on behalf of the Portfolio, shall at all times be subject to any directives of the Board.

V.       COMPLIANCE WITH APPLICABLE REQUIREMENTS

In carrying out its obligations under this Agreement, the Subadviser shall at all times conform to:

            1. all applicable provisions of the 1940 Act, the Advisers Act and any rules and regulations adopted thereunder;

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

            2. all policies and procedures of the Portfolio as adopted by the Board and as described in the Registration Statement;

            3. the provisions of the Articles of Incorporation of the Fund, as amended from time to time;

            4. the provisions of the Bylaws of the Fund, as amended from time to time; and

            5.  any other applicable provisions of state or federal law.

VI.      COMPENSATION

         The Adviser shall pay the Subadviser, as compensation for services rendered hereunder, from its own assets, an annual fee based on the average daily net assets in the Portfolio, according to the following schedule:

                  Net Assets in Portfolio     Annual Fee

                  $0 - $250 MM                0.15% of the Portfolio's average daily net assets
                  > $250 MM                   0.10% of the Portfolio's average daily net assets

         The fee shall be payable monthly. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily at the rate of 1/365 of the annual fee applied to the daily net assets of the Portfolio. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees set forth above.


VII.     ALLOCATION OF EXPENSES

The Subadviser shall pay the salaries, employment benefits and other related costs of those of its personnel engaged in providing investment advice to the Portfolio hereunder, including, but not limited to, office space, office equipment, telephone and postage costs.


VIII.    NONEXCLUSIVITY

The services of the Subadviser with respect to the Portfolio are not to be deemed to be exclusive, and the Subadviser shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities; provided, however, that the Subadviser will not undertake to manage a registered investment company with substantially similar objectives, policies and restrictions to those of the Portfolio without obtaining the Adviser's prior written approval. It is understood that officers or directors of the Subadviser

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

are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

IX.      TERM

This Agreement shall become effective at the close of business on the date hereof and shall remain in force and effect through December 31, 1999, unless earlier terminated under the provisions of Article X. Following the expiration of its initial term, the Agreement shall continue in force and effect for one year periods, provided such continuance is specifically approved at least annually:

            1. (a) by the Board or (b) by the vote of a majority of the Portfolio's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and

            2. by the affirmative vote of a majority of the directors who are not parties to this Agreement or interested persons of a party to this Agreement (other than as a director of the Fund), by votes cast in person at a meeting specifically called for such purpose.

X.       TERMINATION

This Agreement may be terminated:

            1. at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the outstanding voting securities of the Portfolio; or

            2. by the Adviser, the Fund, on behalf of the Portfolio, or the Subadviser on sixty (60) days' written notice to the other party, unless written notice is waived by the party required to be notified; or

            3. automatically in the event there is an "assignment" of this Agreement, as defined in the 1940 Act.

XI.      LIABILITY

The Subadviser shall be liable to the Portfolio and the Subadviser and shall indemnify the Portfolio and the Adviser for any losses incurred by the Portfolio or the Adviser whether in the purchase, holding, or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Subadviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Subadviser of its duties under this Agreement, in connection with the services rendered by the Subadviser hereunder.

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Nothing herein shall relieve the Adviser of its responsibilities to the Fund, as set forth in the Investment Advisory Agreement.

XII.     NOTICES

Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such address shall be:

         if to the Fund, on behalf of the Portfolio or the Adviser:

         242 Trumbull Street ALT5
         Hartford, Connecticut  06103-1205
         Fax number: 860/275-2158
         Attn:  Secretary

         if to the Subadviser:

         185 Asylum Street
         Hartford, Connecticut 06103
         Fax number: 860/520-1557
         Attention:  President

XIII.    QUESTIONS OF INTERPRETATION

This Agreement shall be governed by the laws of the State of Connecticut. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of the Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

XIV.     SALES PROMOTION

        The Subadviser may not use any sales literature, advertising material (including material disseminated through radio, television, or other electronic media) or other communications concerning Portfolio shares or that include the name of the Portfolio or the Adviser without obtaining the Adviser's prior written approval.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the 30th day of September, 1998.


                                   Aeltus Investment Management, Inc.

Attest:


/s/ Katherine Cheng                By   /s/ Lennart A. Carlson
-------------------------               -----------------------------
Name  Katherine Cheng              Name  Lennart A. Carlson
Title Assistant Secretary          Title Managing Director


                                   Bradley, Foster & Sargent, Inc.

Attest:

/s/ Nadine G. Alderucci            By   /s/ R. H. Bradley
-------------------------               -----------------------------
Name  Nadine G. Alderucci          Name  Robert H. Bradley
Title Operations Officer           Title President


                                   Aetna Variable Portfolios, Inc.
                                   on behalf of
                                   Aetna Value Opportunity VP
Attest:

/s/ Amy R. Doberman                By   /s/ Stephanie A. DeSisto
-------------------------               -----------------------------
Name  Amy R. Doberman              Name  Stephanie A. DeSisto
Title Secretary                    Title Vice President